Exhibit 99.1

Press Release

For immediate release

Company contact: Robert W. Howard, Executive Vice President—Finance and Investor Relations, or William M. Crawford, Manager of Investor Relations, 303-293-9100

Bill Barrett Corporation to Present at Howard Weil Energy Conference

DENVER — (PR Newswire) — March 13, 2006 — Bill Barrett Corporation (NYSE: BBG) announced its participation in the Howard Weil Energy Summit Conference to be held in New Orleans, Louisiana on March 19 – March 23, 2006.

Company Chairman and Chief Executive Officer Fred Barrett will present to the conference on Monday, March 20 at 2:10 p.m. CDT. The material that Mr. Barrett will present will be available on the Company’s website at http://www.billbarrettcorp.com just prior to the presentation.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in nine basins and the overthrust belt in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

This press release contains, and certain statements in the presentation on March 20, 2006 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Form 10-K for the year ended December 31, 2005, filed with the SEC (www.sec.gov).

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